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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
Genaera Corporation:

We consent to the incorporation by reference in the registration statement Nos. 33-52882, 33-61530, 33-71984, 33-82196, 33-96426, 333-10889, 333-62073, and
333-69824 on Form S-8 and registration statement Nos. 33-69544, 33-99528, 333-09927, 333-14555, 333-38271, 333-49681, 333-44312, 333-62040 and 333-73798
on Form S-3 of Genaera Corporation (formerly Magainin Pharmaceuticals Inc.) of our report dated February 15, 2002, with respect to the consolidated balance sheets of Genaera Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of Genaera Corporation.

/s/ KPMG LLP

Princeton, New Jersey
March 26, 2002